UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events.

Chipotle Mexican Grill, Inc. is filing this report to provide an update regarding our financial and operating results thus far for the first quarter of 2016. Since the business update provided on our fourth quarter 2015 earnings conference call on February 3, 2016, our restaurant sales have started to recover. We experienced weekly sequential increases in net sales volumes and sequential improvements in weekly comparable restaurant sales from February 8, 2016 through the first week of March 2016.  Our weekly comparable restaurant sales modestly decreased during the second week of March 2016.

Quarter-to-date Financial Impact

•	February comparable restaurant sales declines improved to (26.1%)

•	For the first quarter 2016, we anticipate restaurant-level operating margin to be in the mid-single digits

•	For the first quarter 2016, we expect to report a diluted loss per share

First Quarter 2016 Sales Trend Detail

February sales comps improved to (26.1%) from (36.4%) in January. Leap day added an estimated 2.6% to the February comp. Sales comps improved to (24.7%) for the last two weeks of February, excluding the extra leap day, from an average of (33.8%) during the first two weeks of February. The sales recovery began the week of February 8, 2016, when we launched an aggressive marketing campaign that coincided with our National Team Meeting, to invite customers to dine at Chipotle via a free burrito offer. This sales recovery continued into March, as comparable restaurant sales were (21.5%) during the week ended March 7.  Our results the second week of March declined to (27.3%), as they were affected by the temporary closing of a single Boston area restaurant which was the result of our restaurant teams fully following protocols. The restaurant reopened quickly with no customers affected.

Operating Margin and EPS

During the first quarter 2016, we anticipate our restaurant-level operating margin to be in the mid-single digit range. And we also expect EPS will be a loss of ($1.00) per share or worse.  During the quarter we will incur higher expenses driven by increased marketing and promotions spend in other operating costs, which are anticipated to be significantly higher in the first half of 2016 compared to historic reporting periods. We also anticipate higher food costs due to additional food safety protocols put into place, as well as higher food costs related to food waste, rejection rates related to high resolution DNA testing, and lower volumes. We have also incurred higher labor costs to ensure we were fully staffed as customers redeemed their free burrito offer. The first quarter results will include an estimate of the liability for expected, but unredeemed free burrito offers. We also expect an increase in legal expenses associated with the investigation by the Department of Justice. We continue to expect that our margins and earnings potential will fully recover as our sales improve over time, except that we expect our food costs to be higher on an ongoing basis by about 200bps due to the food safety related actions we have taken.

Chipotle Hires Food Safety Expert

This report is also filed to announce the hiring of James (Jim) Marsden, Ph.D. as Executive Director of Food Safety at Chipotle. Dr. Marsden, one of the nation’s foremost authorities on food safety, is actively working to further our food safety efforts and continue the progress we have already made towards establishing Chipotle as a leader in food safety. Dr. Marsden was previously a member of the faculty at Kansas State University’s Animal Science and Industry Department as the Regent’s Distinguished Professor of Food Safety and Security, and also served as the associate director of the Biosecurity Research Institute at Kansas State University.

Forward-Looking Statements

Certain statements in this filing, including statements of expected comparable restaurant sales, certain expense items, restaurant-level operating margins, and earnings per share results, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements.  The forward-looking statements in this filing are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements.  These risks and uncertainties include, but are not limited to, the following: the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers’ acceptance of and enthusiasm for our brand, including as a result of recent food-borne illness incidents,  the impact of competition, or our possible inability to increase menu prices or realize the benefits of menu price increases; the risk of food-borne illnesses and other health concerns about our food or dining out generally; factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; the performance of new restaurants and their impact on existing restaurant sales; increases in the cost of food ingredients and other key supplies; the potential for increased labor costs or difficulty retaining qualified employees, including as a result of market pressures or new regulatory requirements; risks relating to our expansion into new markets; the impact of federal, state or local government regulations relating to our employees, our restaurant design, or the sale of food or alcoholic beverages; risks associated with our Food With Integrity strategy, including supply shortages and potential liabilities from advertising claims and other marketing activities related to Food With Integrity; security risks associated with the acceptance of electronic payment cards or electronic storage and processing of confidential customer or employee information; risks relating to litigation, including class action litigation regarding employment laws, advertising claims or other matters; risks relating to our insurance coverage and self-insurance; our dependence on key personnel; risks related to our marketing and advertising strategies and ability to protect our brand and reputation; risks associated with our ability to effectively manage our growth; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are available on our website at chipotle.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

March 15, 2016	By:	/s/ Jack Hartung
Name: Jack Hartung
Title: Chief Financial Officer